SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, MD 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2006, The Mills Corporation (the “Company”) and The Mills Limited Partnership (“Mills LP”) entered into a fourth amendment (the “Fourth Amendment”) with Goldman Sachs Mortgage Company, as administrative agent (the “Administrative Agent”), of the Credit and Guaranty Agreement, dated as of May 19, 2006 (the “Senior Term Loan”). Pursuant to the Fourth Amendment, subject to certain conditions, the lenders and the Administrative Agent consented to the extension of the maturity date of the Senior Term Loan from December 31, 2006 to March 31, 2007.

The Fourth Amendment requires compliance with a new budget for the period through March 31, 2007 and, to provide additional liquidity during the extension period, requires the consummation of a refinancing by January 15, 2007 of existing debt secured by certain of the properties originally acquired by the Company from affiliates of Cadillac Fairview and, with the approval of the Administrative Agent, refinancings of existing debt secured by Broward Mall, Cincinnati Mills, Franklin Mills and Liberty Plaza by February 28, 2007. Other requirements of the Fourth Amendment include the filing of restated financial statements for 2005 with the SEC by January 31, 2007, and the filing of financial statements for 2006 by March 1, 2007, which due date may be extended to March 31, 2007 if the holders of Mills LP’s trust preferred securities approve an extension of the March 15, 2006 due date for such financial statements to March 31, 2007 or any later date. The Fourth Amendment also requires that the Company’s Board of Directors approve, by February 15, 2007, a draft asset sale plan reasonably acceptable to the Administrative Agent that provides sufficient proceeds to repay the amounts outstanding under the Senior Term Loan by June 30, 2007 (unless the Administrative Agent reasonably determines that the conditions to a second extension will not be satisfied, in which case the repayment deadline for such asset sale plan would be March 31, 2007). The Fourth Amendment also includes a new event of default that is triggered by a suspension of the Company’s listing privileges on the New York Stock Exchange (“NYSE”), and further requires the Company to obtain an extension of NYSE listing privileges through April 2, 2007 by not later than February 27, 2007. Subject to compliance with the above requirements, the delivery of a new budget for the period through June 30, 2007 approved by the Administrative Agent by March 31, 2007 and certain other conditions, the maturity date of the Senior Term Loan may be further extended until June 30, 2007.

The construction loan held by Goldman Sachs Mortgage Company “(“GSMC”) and secured by Discover Mills was refinanced through another lender on November 30, 2006 and the Pittsburgh Mills and St. Louis Mills construction loans held by GSMC were refinanced through other lenders on December 28, 2006. In support of the St. Louis refinancing, an additional $50.0 million was borrowed under the Senior Term Loan, with the proceeds of such additional borrowing applied to repay a portion of the outstanding St. Louis Mills construction loan. Such additional borrowing is subject to the same terms as the existing borrowings under the Senior Term Loan, as amended by the Fourth Amendment.

Consistent with the terms of the Senior Term Loan as in effect prior to the Fourth Amendment, effective January 1, 2007, the interest rate on amounts outstanding under the Senior Term Loan will be increased by .50% to 2.75% in excess of 1-month LIBOR. In the event that an additional extension until June 30, 2007 is obtained, such rate will increase by an additional .50% commencing on April 1, 2007. In connection with the Fourth Amendment, the Company and Mills LP are obligated to pay aggregate fees of approximately $6.6 million, $5.8 million of which is due on or prior to December 29, 2006, and the balance of which will become due when the Senior Term Loan is repaid. The current principal balance outstanding under the Senior Term Loan, including the additional loan amount of $50.0 million in connection with the St. Louis refinancing, is $1,056.9 million.

If the Company and Mills LP are unsuccessful in their efforts to pay-off the Senior Term Loan by the extended maturity date, or to otherwise comply with the requirements of the Senior Term Loan, as amended by the Fourth Amendment, there is a risk that the Company and Mills LP could be forced to seek protection under the U.S. Bankruptcy Code and that security holders of the Company and Mills LP could lose their entire investment.

As previously announced, the Company is working closely with outside advisors Goldman, Sachs & Co. and JP Morgan Securities Inc. on the exploration of strategic alternatives.

Item 8.01.	Other Events.

Further Extension of Trading on NYSE

As previously reported in a Current Report on Form 8-K filed on September 29, 2006, the NYSE extended the trading period for the Company’s listed securities through January 2, 2007, subject to ongoing reassessment. Due to the further delay in the anticipated filing date of the Company’s 2005 Form 10-K, the Company requested that the NYSE grant the Company an additional three-month trading period through April 2, 2007. In a letter dated December 21, 2006, the NYSE granted the Company up to an additional two-month trading period through March 1, 2007, subject to reassessment on an ongoing basis. In granting the extension, the NYSE said that it would closely monitor the Company’s progress toward filing its 2005 Form 10-K and failure to make progress could result in suspension of the Company’s listing privileges prior to March 1, 2007. In addition, the NYSE informed the Company that, in the event that the Company does not complete the filing of its 2005 Form 10-K with the SEC by March 1, 2007, the Company must once again formally request an additional trading extension. Notwithstanding the foregoing, in the event the Company does not complete its 2005 Form 10-K filing with the SEC by April 2, 2007, the NYSE said it will move forward with the initiation of suspension and delisting procedures. In addition, the NYSE said that it will maintain the “LF” indicator on the Company’s securities and include the Company on the “late filer” list on nyse.com until such time as the Company is current with all of its periodic SEC filings.

Expected Timing for Filing 2005 Form 10-K and 2006 Form 10-Qs

The Company and Mills LP are currently targeting filing their 2005 Form 10-K with the SEC by the end of January 2007 and their Form 10-Qs for the first three quarters of 2006 within 45 days after the filing of the 2005 Form 10-K. A review of the Form 10-Qs by E&Y will be required before the Company and Mills LP can file them with the SEC.

Anticipated Late Filing of 2006 Form 10-K

As a result of the delay in filing the 2005 Form 10-K and the Form 10-Qs for the first three quarters of 2006, the Company and Mills LP believe it is unlikely that they will timely file their 2006 Form 10-K.

Update on Strategic Alternatives Review

As previously announced, the Company is in the midst of a strategic alternative process. The process is currently focused on three types of transactions or some combination thereof: a sale of assets sufficient to pay-off Mills LP’s Senior Term Loan with GSMC, a sale of the Company or a recapitalization of the Company. There can be no assurance given as to the timing or completion of any of these transactions or the price at which the Company could be sold. Due to the delays in filing the 2005 Form 10-K and Form 10-Qs for the first three quarters of 2006 and the anticipated delay in filing the 2006 Form 10-K, any transaction requiring a vote of the Company’s stockholders could be delayed for a significant period of time to allow the Company to bring current its financial statements required for the solicitation of proxies, unless such requirement were waived by the SEC.

Statements in this Current Report on Form 8-K that are not historical, including, among other things, as to the Company’s strategic alternatives process, the expected dates for filing of their 2005 Form 10-K and their Form 10-Qs for first three quarters of 2006 and the expected delay in filing their 2006 Form 10-K, may be deemed forward-looking statements within the meaning of the federal securities laws. Although the registrants believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the registrants can give no assurance that their expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including completion of the restated financial statements, the length of time needed for E&Y to complete its procedures, any actions taken by the SEC or other factors. The registrants undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the registrants’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ RICHARD J. NADEAU
Name:	Richard J. Nadeau
Title:	Executive Vice President and Chief Financial Officer

Date: December 29, 2006